Exhibit 8.1

List of Subsidiaries and Affiliates of Hurray! Holding Co., Ltd.

Name of Subsidiary or Affiliate	State or Jurisdiction of Incorporation
Hurray! Times Communications (Beijing) Ltd.	People’s Republic of China
Hurray! Solutions Ltd.	People’s Republic of China
Beijing Cool Young Information Technology Co., Ltd.	People’s Republic of China
Beijing Enterprise Network Technology Co., Ltd.	People’s Republic of China
Beijing WVAS Solutions Ltd.	People’s Republic of China
Beijing Palmsky Technology Co., Ltd.	People’s Republic of China
Beijing Hutong Wuxian Technology Co., Ltd.	People’s Republic of China
Shanghai Magma Digital Technology Co., Ltd.	People’s Republic of China
Beijing Hengji Weiye Electronic Commerce Co., Ltd.	People’s Republic of China
Hurray! Digital Music Technology Co., Ltd.	People’s Republic of China
Beijing Huayi Brothers Music Co., Ltd.	People’s Republic of China
Beijing Hurray! Freeland Digital Music Technology Co., Ltd.	People’s Republic of China
New Run Entertainment Co., Ltd.	People’s Republic of China
Beijing Secular Bird Culture and Art Development Center	People’s Republic of China